UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
August 31, 2006

GENERAL MARITIME CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

REPUBLIC OF THE MARSHALL ISLANDS
(STATE OR OTHER JURISDICTION OF INCORPORATION)

001-16531 (COMMISSION FILE NUMBER)	06-159-7083 (I.R.S. EMPLOYER IDENTIFICATION NO.)

299 Park Avenue Second Floor New York, NY 10171 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(212) 763-5600
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Not Applicable
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

General Maritime Corporation (the “Corporation”) entered into an Amended and Restated Rights Agreement, dated as of August 31, 2006 (the “Amended and Restated Rights Agreement”), to amend the Corporation’s Rights Agreement, dated as of December 5, 2005 (the “Original Rights Agreement”) between the Corporation and Mellon Investor Services LLC, as Rights Agent. All capitalized terms used and not otherwise defined shall have the definitions assigned to such terms in the Amended and Restated Rights Agreement. The amendments to the Original Rights Agreement include changing the Expiration Date from December 5, 2015 to December 5, 2010 and clarifications to the definitions of Acquiring Person, Institutional Investor and Outstanding Common Stock.

The foregoing does not constitute a complete summary of the terms of the Amended and Restated Rights Agreement, which is attached hereto as Exhibit 4.1, and is qualified in its entirety by reference to such exhibit. Subject to the amendments described above, a summary description of the Rights was previously disclosed in Item 1.01 of the Corporation’s Form 8-K filed with the Securities and Exchange Commission on December 7, 2005, which is incorporated herein by reference.

Item 3.03. Material Modifications to Rights of Security Holders

See the disclosure set forth under “Item 1.01 Entry into a Material Definitive Agreement,” which is incorporated into this Item 3.03 by reference.

Item 9.01. Financial Statements and Exhibits.

4.1
Amended and Restated Rights Agreement, dated as of August 31, 2006, between General Maritime Corporation and Mellon Investor Services LLC, as Rights Agent, together with Exhibits A, B and C attached thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

             GENERAL MARITIME CORPORATION
                  (Registrant)

By:	/s/ John C. Georgiopoulos
Name:	John C. Georgiopoulos
Title:	Chief Administrator Officer

Date:  September 7, 2006